EXHIBIT 99.1

GG5 - $4.3B New Issue CMBS - Updated Capital Structure (144a) (external) Joint-Lead Bookrunning Managers: RBS Greenwich Capital, Goldman Sachs Co-Managers: BOA / CSFB / MS / Wach

Class    Size($mm)   Mdy/S&P       C/S     WAL       Window   (Mo)    Px Guid
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 A1       108.000    Aaa/AAA     30.000%   2.67    12/05-04/10(53)    TBD
 A2       910.000    Aaa/AAA     30.000%   4.82    04/10-11/10(8)     TBD
 A3        65.000    Aaa/AAA     30.000%   5.68    11/10-09/11(11)    TBD
 A4       357.000    Aaa/AAA     30.000%   6.72    07/12-01/13(7)     TBD
 A-AB     139.000    Aaa/AAA     30.000%   7.64    09/11-02/15(42)    TBD
 A5     1,427.604    Aaa/AAA     30.000%   9.72    02/15-09/15(8)     TBD
 AM       429.515    Aaa/AAA     20.000%   9.92    09/15-10/15(2)     TBD
 AJ       300.660    Aaa/AAA     13.000%   9.94    10/15-10/15(1)     TBD
 B         96.641    Aa2/AA      10.750%   9.94    10/15-10/15(1)     TBD
 C         37.583    Aa3/AA-      9.875%   9.94    10/15-10/15(1)     TBD
 D         80.534    A2/A         8.000%   9.94    10/15-10/15(1)     TBD
 E         37.582    A3/A-        7.125%   9.94    10/15-10/15(1)     TBD
 F**       53.690    Baa1/BBB+    5.875%   9.94    10/15-10/15(1)     TBD
 G**       42.951    Baa2/BBB     4.875%   9.94    10/15-10/15(1)     TBD
 H**       48.321    Baa3/BBB-    3.750%   9.94    10/15-10/15(1)     TBD
 XP**       $xxMM    Aaa/AAA                          TBD      NA     TBD
 XC**       $xxMM    Aaa/AAA                          TBD      NA     TBD

** offered privately subject to rule 144a

Collateral:
-----------
- 173 loans / 267 properties
- Top 10 loans: 40.4%
- 550 West Jackson Boulevard, loan #6 in GCCFC-2005 GG5, is being removed from the transaction due to the timing of published reports regarding Refco Group LTD, the largest tenant in the building.

Property Types:
---------------
- Retail 35.3%, Office 33.0%, Hospitality 15.4%, Industrial 8.8%

Geography:
----------
- CA: 18.7%, NY: 11.4%, VA: 7.9%, TX: 7.3%, MD: 6.1%, FL: 4.3%

Expected Timing:
----------------
Termsheet    -   available (electronic) / hard copy Oct 12
Red          -   available (electronic) / hard copy Oct 13
Launch/Price -   week of October 17
Settlement   -   November 3

Roadshow Timing:
----------------
Roadshow          Team 1                    Team 2
Thur 10/13        Seattle / Pasadena        New York (midtown)
Fri  10/14        LA                        New York (downtown)
Mon  10/17        1 on 1 Conference Calls & NJ/CT/NY Meetings


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